Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80081, 333-33130, 333-47388, 333-70620, 333-98135, 333-108345 and 333-152164) of Silicon Storage Technology, Inc. of our report dated March 16, 2009 relating to the financial statements of Advanced Chip Engineering Technology Inc. for the years ended December 31, 2007 and 2008, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS

Taipei, Taiwan

Republic of China

March 19, 2009